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                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                         Willamette Industries, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:


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================================================================================
                      Attention Willamette Shareholders:
================================================================================
                              VOTE GREEN FOR VALUE

WILLAMETTE'S DIRECTORS ARE COMMITTED TO DELIVERING MORE VALUE TO YOU THAN WEYERHAEUSER'S OFFER

o Willamette's Directors will consider value enhancing transactions, such as strategic combinations or share buybacks, at times that make sense for Willamette's shareholders, not Weyerhaeuser's.

o We believe that recent investments could increase Willamette's cash flow by 30-40% over the next three years. /1/

o We regard Weyerhaeuser's paltry 4% increase from $48 to $50 per share, when its own stock is up 34% since November 10, as insulting to Willamette shareholders.


DO YOU REALLY BELIEVE THAT ELECTING THREE WEYERHAEUSER NOMINEES IS GOING TO "BREAK THE LOGJAM?"

With three directors on Willamette's Board, what is Weyerhaeuser's incentive to pay fair value for Willamette? What would they say then that they won't now? Do you really believe that Weyerhaeuser will suddenly decide to pay what you and we would regard as fair value?

Remember, Weyerhaeuser's own proxy materials for their previous $48 offer said that its nominees would be:

     "expected ..., subject to their fiduciary duties, [to] seek to cause the Company's Board of Directors to take all such action as may be necessary to facilitate the [Weyerhaeuser $48] Offer and the Proposed Merger."

================================================================================
                  THERE IS ONLY ONE WAY TO "BREAK THE LOGJAM"
               AND THAT'S FOR WEYERHAEUSER TO GET REAL OR GET LOST
================================================================================

DO YOU REALLY BELIEVE WEYERHAEUSER IS WILLING TO PAY FAIR VALUE FOR YOUR
COMPANY?

Let's face it: Weyerhaeuser's offer just doesn't cut it. Weyerhaeuser is trying to buy your company at what we - and many others - believe is a bargain basement price. Currently, we believe their offer would be at least 30% accretive to Weyerhaeuser's cash earnings - value that, in our view, belongs to you, not Weyerhaeuser's shareholders. While saying publicly that they want to do a deal quickly and hinting that they may offer more, they have told us privately that nothing has changed and they have nothing more to say. If they really have more to say, why won't they say it to you and us now?

WILLAMETTE'S DIRECTORS ARE FIGHTING TO GET MORE FOR YOU

We are prepared to fight this battle for as long as it takes in a manner consistent with our fiduciary obligations to shareholders. We have never believed that Weyerhaeuser is willing to pay what we regard as full value for Willamette - and their recent actions support our beliefs.

VOTE GREEN FOR WILLAMETTE'S DIRECTORS

We strongly urge you to throw away Weyerhaeuser's gold proxy card. If you have voted gold, you have every right to change your mind.

================================================================================
                  Every Vote Counts. Vote the GREEN Proxy Card
                        To Elect Willamette's Directors.
================================================================================

If you have any questions about or need assistance in voting your proxy card, please call MACKENZIE PARTNERS toll free at (800) 322-2885 or by e-mail at proxy@mackenziepartners.com.


/1/ For further details regarding the amount and timing of these investments and anticipated benefits, please refer to the Definitive Additional Materials on
Schedule 14A filed by Willamette on May 9, 2001.


                                              [Willamette Industries, Inc. Logo]